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                       PLYMOUTH COMMERCIAL MORTGAGE FUND
                         INVESTMENT ADVISORY AGREEMENT
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THIS AGREEMENT is entered into between Plymouth Commercial Mortgage Fund, a
Delaware business trust (the "Company"), and Greystone Advisers, Inc., a Delaware corporation (the "Adviser").

1. PURPOSE OF THE COMPANY. The Company is a closed-end management investment company that will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act").

2. THE INVESTMENT ADVISER. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and has entered into this Agreement with the Company to act as its investment adviser on the terms set forth herein.

3. OBLIGATIONS OF THE ADVISER. The Company hereby engages the Adviser's services as the Company's investment adviser. As such, the Adviser will:

         (a) advise the Company as to the acquisition and disposition of securities, loans, real estate interests and other assets in accordance with the Company's investment policies;

         (b) assist the Company in making available and, if requested by entities in which the Company has invested or is proposing to invest, in rendering managerial assistance to such entities;

         (c) provide to the Company, to the extent required, office space and facilities and the services of the Adviser's officers and employees;

         (d) maintain the Company's books of account and other records and files;

         (e) report to the Company's Board of Trustees (the "Board"), or to any committee thereof or officer of the Company acting pursuant to the authority of the Board, at such times and in such detail as the Board deems appropriate in order to enable the Company to determine that its investment policies are being observed and implemented and that the Adviser's obligations hereunder are being fulfilled. Any investment program undertaken by the Adviser pursuant hereto and any other activities undertaken by the Adviser on the Company's behalf shall at all times be subject to any directives of the Board or any duly constituted committee thereof or officer of the Company acting pursuant to authority of the Board;

         (f) subject to the Company's investment policies and any specific directives from the Board, effect acquisitions and dispositions for the Company's account in the Adviser's discretion and to arrange for the documents evidencing securities, loans, real estate interests and other assets acquired on behalf of the Company to be delivered to a custodian of the Company;

         (g) on a continuing basis, monitor, manage and service the Company's loan portfolio and other investments; and

         (h) comply with all applicable rules and regulations of the SEC and, in addition, conduct its activities under this Agreement in accordance with other applicable law.





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         (g)     service the assets owned by the Company and, in connection therewith, do all things necessary or convenient to resolve debts owed by portfolio debtors including but not limited to negotiating with debtors, arranging renewals and restructures of debts, foreclosing, and pursuing collection actions.

4. STATUS OF THE ADVISER. For a period of two years after the completion of the sale by Plymouth of newly issues common shares of beneficial interest for cash pursuant to an offering to be commenced in or about October 1996, the services of the Adviser to the Company with regard to advice on new loan package purchases are to be deemed exclusive, and the Adviser shall not be free to render similar services to others. After this period, the services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Company are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser, and to the extent permitted by applicable law, to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Company or the size or position obtainable for or disposed of by the Company.

5. EXPENSES TO BE PAID BY THE ADVISER. The Adviser shall pay all expenses incurred by it in rendering the services to be rendered by the Adviser hereunder. Generally, and except as may otherwise be specified in this Agreement, these expenses include the cost of office space, telephone service, equipment and personnel required to perform its obligations under this Agreement. Without limiting the generality of the foregoing, the Adviser will pay the salaries and other employee benefits of the persons in its organization whom the Adviser may engage to render such services, including without limitation persons who may from time to time act as the Company's officers. Notwithstanding the foregoing, the Board may, in its sole discretion, award to such officers options to acquire shares of beneficial interest in the Company, which options shall not be deemed part of their salaries or other employee benefits for the purpose of this paragraph.

6. EXPENSES TO BE PAID BY THE COMPANY. In general, the Company shall pay all of its operating expenses and reimburse the Adviser promptly for expenses which the Adviser may pay on the Company's behalf, except those specifically required to be borne by the Adviser under this Agreement. Expenses borne by the Company include but are not limited to:

         (a) all expenses of any offering and sale by the Company of its shares, including promotional expenses;

         (b) fees and disbursements of the Company's outside legal counsel and accountants and the custodian of its investments;

         (c) fees and expenses incurred in producing and effecting filings with federal and state securities administrators;

         (d) costs of the Company's periodic reports to (and other communications with) shareholders;

         (e) fees and expenses of members of the Board who are not directors, officers or employees of the Adviser;





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         (f)     premiums for the fidelity bond maintained by the Company;

         (g) all costs related to portfolio investments, including without limitation financing costs, legal and accounting fees, expenses related to protecting or maintaining the value of the loan portfolio or its underlying collateral, and other professional or technical fees and expenses (e.g., credit reports, title searches and delivery charges, property taxes, insurance premiums, long-distance telephone charges, costs of specialized consultants such as accountants or industry-specific technical experts, and travel expenses) incurred in acquiring, monitoring, negotiating, working-out, and effecting disposition of such investments, as well as responding to any litigation arising therefrom; and

         (h)     all expenses related to any borrowings by the Company.

7. COMPENSATION TO THE ADVISER. During the term of this Agreement, the Company will pay to the Adviser, on the 15th day of each month: (a) a fee calculated at an effective annual rate of 5.94% of the Company's invested assets as of the end of the previous month; and (b) a fee calculated at an effective annual rate of 0.48% of the Company's cash and short-term investments as of the end of the previous month.

For purposes of calculating the fee to be paid on a monthly basis, "invested assets" means the asset value as determined by the Board as of the end of the previous fiscal quarter minus cash, short-term investments, intangible assets, and the amount of collections applied to the carrying value of the loan portfolio since the end of the previous quarter, plus the cost of loans purchased and capitalized advances to protect portfolio investments or underlying collateral since the end of the previous quarter. Such values shall be established using generally accepted accounting principles ("GAAP"). The fee paid on a monthly basis will be ratified on a quarterly basis by the Board.

8. CERTAIN RECORDS. The Adviser shall keep and maintain all books and records with respect to the Company's portfolio transactions required by Rule 31a-1 under the 1940 Act and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser shall also furnish to the Company any other information that is required to be filed by the Company with the SEC or sent to shareholders under the 1940 Act (including rules adopted thereunder) or any exemptive or other relief that the Adviser or the Company obtains from the SEC. The Adviser agrees that the records that it maintains on behalf of the Company are the property of the Company and the Adviser will surrender promptly to the Company any of such records upon the Company's request; provided, however, that the Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor investment adviser upon the termination of this Agreement (or, if there is no successor investment adviser, to the Company.)

9. LIABILITY OF THE ADVISER AND INDEMNIFICATION. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser may rely on information reasonably believed by it to be accurate and reliable. The Adviser shall not be liable to the Company or to any shareholder of the Company for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except:

         (a) for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except





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                 as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby;

         (b) to the extent specified in Section 36(b) of the 1940 Act concerning losses resulting from a breach of fiduciary duty with respect to the Adviser's receipt of compensation; and

         (c) for a loss resulting from any breach of any representation and warranty of the Adviser contained in this Agreement.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, to the fullest extent permitted by applicable law, the Company hereby agrees to indemnify and hold the Adviser harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Company or otherwise) by the Company, its officers, trustees, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

As used in this Section 9, the term "Adviser" shall include any affiliates of the Adviser performing services for the Company contemplated hereby and the directors, officers, employees and other corporate agents of the Adviser and such affiliates.

10. APPROVAL OF THE AGREEMENT. The Company represents that: (a) the terms of this Agreement were approved by the Board, including a majority of its members casting their votes in person who are not "interested persons" of the Company, at a meeting held on January 26, 1998; and (b) this Agreement was approved by the "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the 1940 Act) of the Company, at a meeting held on _________________________. This Agreement shall continue in effect from year to year as long as such continuance is specifically approved at least annually by the Board, including a majority of its members casting their votes in person who are not "interested persons" of the Company at a meeting called for the purpose of voting on such approval, or by "vote of a majority of the outstanding voting securities" of the Company.

11. TERMINATION OF THE AGREEMENT. The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty (60) days' written notice to the Adviser if the decision to terminate has been made by the Board or by "vote of a majority of the outstanding voting securities" of the Company. This Agreement will terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). The Adviser may also terminate this Agreement on sixty (60) days' written notice to the Company; provided, however, that the Adviser may not terminate this Agreement unless: (a) the terms of a new investment advisory agreement with the Adviser or another investment adviser have been approved by the Board, including a majority of its members casting their votes in person who are not parties to such agreement or "interested persons" of any such party, at a meeting called for the purpose of voting on such approval; and (b) such new investment advisory agreement has been approved by the "vote of a majority of the outstanding voting securities" of the Company.

12. JURISDICTION. This Agreement shall be governed by the laws of the State of Texas.

13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the ______ day of April, 1998.


  PLYMOUTH COMMERCIAL MORTGAGE FUND         GREYSTONE ADVISERS, INC.



  By: /s/ Larry D. Krause                   By: /s/ Kenneth L. Bennight, Jr.
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  Name:   Larry D. Krause                   Name:   Kenneth L. Bennight, Jr.
  Title:  Senior Vice President             Title:  Secretary, General Counsel


  By: /s/ Ted J. Hanes
      -----------------------------
  Name:   Ted J. Hanes
  Title:  Vice President Portfolio
          Management





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